UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 23, 2008

XFORMITY TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in its Charter)

Colorado	0-23391	84-1434313
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification number)

4100 Spring Valley Road., Dallas, Texas  75244
(Address of principal executive offices)                    (Zip Code)

Registrant's telephone number, including area code:   (972) 661-1200

___________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

___	Written communications pursuant to Rule 425 under the Securities Act
___	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
___	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
___	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

ITEM 3.02	UNREGISTERED SALE OF EQUITY SECURITIES

On October 23, 2008, XFormity, Inc., a wholly owned subsidiary of XFormity Technologies, Inc., and XFormity Technologies, Inc., (“XFMY”) signed an agreement with its former patent counsel to resolve a long-standing dispute concerning accrued and unpaid charges for services.  Under the agreement, we have agreed to issue to the law firm one million shares of XFMY’s common stock, cash payments that extend over 48 months and additional contingent payments based upon the Company achieving certain revenue targets. This will approximate a maximum payout value of $900,000 in full settlement of the Company’s obligation of approximately $1,575,000.  The shares of common stock to be issued will be “restricted securities” under the Securities act of 1933.

ITEM 1.01:      EXHIBITS

(a)	Exhibit

10.61	Settlement Agreement

SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

XFormity Technologies, Inc.(Registrant)

Dated: October 28, 2008	/s/ Chris Ball Chris Ball, CEO